UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

PRESTIGE BRANDS HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including zip code)

(914) 524-6810

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2012 (the “Closing Date”), Prestige Brands Holdings, Inc. (the “Company”) announced that its wholly-owned subsidiary, Prestige Brands, Inc. (“Prestige Brands” or the “Issuer”), issued $250 million in aggregate principal amount of 8.125% Senior Notes due 2020 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of the Closing Date (the “Indenture”), among Prestige Brands, the Company, as a guarantor, and certain other subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”), and a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), among Prestige Brands, the Company, certain other subsidiaries of the Company, as guarantors, and Morgan Stanley & Co., LLC, Citigroup Global Markets Inc., RBC Capital Markets, LLC and Deutsche Bank Securities Inc. (the “Initial Purchasers”). Also on the Closing Date, the Company entered into new senior secured credit facilities, consisting of (i) a $660 million term loan facility with a seven-year maturity (the “New Term Loan Facility”) and (ii) a $50 million asset-based revolving credit facility with a five-year maturity (the “New ABL Revolving Credit Facility” and, together with the New Term Loan Facility, the “New Senior Secured Credit Facilities”), among Prestige Brands, as borrower, the Company, the other guarantors party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and RBC Capital Markets, as joint lead arrangers and joint bookrunners. No amounts were drawn under the New ABL Revolving Credit Facility at the Closing Date. In addition, Prestige Brands and certain subsidiaries of the Company, as guarantors, entered into the Term Loan Security Agreement, dated as of the Closing Date (the “Security Agreement”), among Citibank, N.A., as administrative agent, and the Trustee relating to the New Term Loan Facility. Pursuant to the Security Agreement, among other things, Prestige Brands agreed to secure its existing 8.25% Senior Notes due 2018 (the “2018 Notes”) equally and ratably with the New Term Loan Facility.

On the Closing Date and in connection with the closing of the Acquisition (defined below), Medtech Products Inc., a wholly owned subsidiary of the Company (“Medtech”), entered into a Transitional Manufacturing and Supply Agreement (the “Supply Agreement”) with GlaxoSmithKline Healthcare L.P. (“GSK Healthcare”). Each of the Indenture, the Registration Rights Agreement, the New Senior Secured Credit Facilities and the Supply Agreement is discussed below.

Indenture Governing the Notes

The Notes will mature on February 1, 2020. The Issuer will pay interest on the Notes at a rate of 8.125% per annum in cash semiannually, in arrears, on February 1 and August 1 of each year, commencing on August 1, 2012. The Issuer will make each interest payment to the holders of record of the Notes on the immediately preceding January 15 and July 15.

The Notes are senior unsecured obligations of the Issuer and will be effectively subordinated to secured obligations of the Issuer including the New Senior Secured Credit Facilities and the 2018 Notes to the extent of the value of the assets securing such obligations, rank equal in right of payment to all existing and future unsecured obligations of the Issuer that are not, by their terms, expressly subordinated in right of payment to the Notes, rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and be structurally subordinated to any existing and future obligations of any subsidiaries of the Issuer that are not subsidiary guarantors.

The Issuer may redeem some or all of the Notes at any time prior to February 1, 2016 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, on such Notes plus an applicable make-whole premium. On or after February 1, 2016, the Issuer may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to February 1, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 108.125% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings, provided that certain conditions are met.

The payment of principal, premium (if any) and interest on the Notes is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and certain other direct or indirect wholly-owned existing and future domestic restricted subsidiaries. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of the Notes.

The terms of the Indenture, among other things, limit the ability of the Issuer and the Company to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of their respective subsidiaries to pay dividends or make other payments to them; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a Change of Control (as defined in the Indenture), the Issuer will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other covenants or agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of Notes may declare all Notes of such series to be due and payable immediately.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of Note, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2012.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, the Issuer, the Company and certain other subsidiaries of the Company are required to file an exchange offer registration statement to allow eligible holders to exchange the Notes for registered notes with substantially identical terms and to have the exchange offer completed within 365 days following the issuance of the Notes. The Issuer is required to commence the exchange offer and use commercially reasonable efforts to complete the exchange offer on or prior to 30 business days after the exchange offer registration statement has been declared effective by the Securities and Exchange Commission (the “Commission”). Under specified circumstances, the Registration Rights Agreement provides that the Issuer, the Company and certain other subsidiaries of the Company will file a shelf registration statement for the resale of the Notes. If the Issuer, the Company and certain other subsidiaries of the Company default on their registration obligations under the Registration Rights Agreement, then additional interest will be payable on the Notes until all such registration defaults are cured.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2012.

New Senior Secured Credit Facilities

New Term Loan Facility

Interest Rate and Fees

Borrowings under the New Term Loan Facility bear interest at a rate per annum equal to an applicable margin plus, at Prestige Brands’ option, either (1) a base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Citibank, N.A., (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% and (d) a floor of 2.25% or (2) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs provided that LIBOR shall not be lower than 1.25%. The New Term Loan Facility was issued with original issue discount of 1.5% of the principal amount thereof and the initial applicable margin for borrowings under the New Term Loan Facility will be 4.00% with respect to LIBOR borrowings and 3.00% with respect to base-rate borrowings.

Mandatory Prepayments

The credit agreement governing the New Term Loan Facility requires Prestige Brands to prepay outstanding term loans, subject to certain exceptions, with: (i) 100% of the net cash proceeds of any incurrence or issuance of certain debt other than debt permitted under such credit agreement; (ii) commencing with the fiscal year ending March 31, 2013, 50% (which percentage will be reduced to 25% or 0% if the Company’s consolidated first lien net leverage ratio is less than specified ratios) of the Company’s annual excess cash flow; (iii) 100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and (iv) in the event the acquisition of the Debrox(R) and Gly-Oxide(R) brands from GSK (as defined below) is not consummated prior to the six month anniversary of the Closing Date, up to $45 million (representing the portion of the proceeds from the New Term Loan Facility that would have been required to fund the purchase price of the applicable brand(s)).

Voluntary Prepayments

Voluntary prepayments of the New Term Loan Facility in connection with repricing transactions on or prior to the first anniversary of the Closing Date are subject to a call premium of 1.0%. Otherwise, Prestige Brands is able to voluntarily prepay outstanding loans under the New Term Loan Facility at any time subject to customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity

Prestige Brands is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans made on the Closing Date, with the balance expected to be due on the seventh anniversary of the Closing Date.

Guarantees and Security

Prestige Brands’ obligations under the New Term Loan Facility are unconditionally guaranteed by the Company and each of the Company’s existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions including immaterial subsidiaries) and, together with obligations under the guarantees, are secured by a perfected security interest in substantially all of Prestige Brands’ and the guarantors’ assets, in each case, now owned or later acquired, including a pledge of all of Prestige Brands’ capital stock, the capital stock of substantially all of the Company’s U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of certain of the Company’s foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions. The New Term Loan Facility has a first lien on all assets other than the accounts receivable and inventory (and certain assets related to such accounts receivable and inventory), and a lien junior to the lien securing the New ABL Revolving Credit Facility on such accounts receivable, inventory and related assets.

Certain Covenants and Events of Default

The New Term Loan Facility requires the Company to comply with certain financial covenants, including a quarterly maximum total net leverage ratio test and a quarterly minimum consolidated cash interest coverage ratio test, which financial covenants will become more restrictive over time. In addition, the New Term Loan Facility includes negative covenants that, among other things and subject to certain significant exceptions, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to: incur indebtedness or guarantees; incur liens; make investments, loans and acquisitions; consolidate or merge; sell assets, including capital stock of the Company’s subsidiaries; pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock; alter the business the Company conducts; amend, prepay, redeem or purchase subordinated debt; engage in transactions with the Company’s affiliates; and enter into agreements limiting subsidiary dividends and distributions.

The credit agreement governing the New Term Loan Facility also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the New Term Loan Facility will be entitled to take various actions, including the acceleration of amounts due under the New Term Loan Facility and all actions permitted to be taken by a secured creditor.

The foregoing description of the New Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the credit agreement and the Security Agreement relating to the New Term Loan Facility, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2012.

New ABL Revolving Credit Facility

Availability

The amount from time to time available under the New ABL Revolving Credit Facility (including in respect of letters of credit) will not exceed the borrowing base. The borrowing base equals the sum of (i) 85% of the eligible accounts receivable plus (ii) the lesser of (x) 75% of the lower of cost and market value of eligible inventory and (y) 85% of the appraised net orderly liquidation value of the eligible inventory, in each case, of the Company and the subsidiary guarantors thereunder and, in each case, subject to customary reserves and eligibility criteria.

Interest Rate and Fees

Borrowings under the New ABL Revolving Credit Facility bear interest at a rate per annum equal to an applicable margin plus, at Prestige Brands’ option, either (1) a base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Citibank, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% or (2) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs. The initial applicable margin for borrowings under the New ABL Revolving Credit Facility is 1.75% with respect to LIBOR borrowings and 0.75% with respect to base-rate borrowings. The applicable margin for borrowings under the New ABL Revolving Credit Facility may be increased to 2.00% or 2.25% for LIBOR borrowings and 1.00% or 1.25% for base-rate borrowings, depending on average excess availability under such revolving credit facility during the prior fiscal quarter.

In addition to paying interest on outstanding principal under the New ABL Revolving Credit Facility, Prestige Brands is required to pay a commitment fee to the lenders under the New ABL Revolving Credit Facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate will be reduced to 0.375% per annum at any time when the average daily unused commitments for the prior quarter is less than a percentage of total commitments in an amount set forth in the credit agreement governing the New ABL Revolving Credit Facility. Prestige Brands must also pay customary letter of credit fees.

Prepayments

The New ABL Revolving Credit Facility will be required to be prepaid to the extent extensions of credit thereunder exceed the then-current borrowing base (as defined in the credit agreement governing the New ABL Revolving Credit Facility).

Prestige Brands may voluntarily repay outstanding loans under the New ABL Revolving Credit Facility at any time without a premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Letters of Credit

A portion of the New ABL Revolving Credit Facility is available for letters of credit.

Guarantee and Security

Prestige Brands’ obligations under the New ABL Revolving Credit Facility are unconditionally guaranteed by the Company and each of the Company’s existing and subsequently acquired or organized, direct or indirect wholly-owned domestic restricted subsidiaries subject to certain exceptions and, together with obligations under the guarantees, will be secured by a first priority security interest in all inventory, accounts receivable, and all intangible assets relating to the foregoing (other than intellectual property and subsidiary stock); all money, cash, and cash equivalents; all deposit accounts; and all proceeds of any of the foregoing and a second priority lien on intellectual property, subsidiary stock and substantially all other personal property and real estate above a certain dollar amount that constitute Term Loan collateral.

Certain Covenants and Events of Default

If excess availability is less than the amount provided for in the credit agreement governing the New ABL Revolving Credit Facility, the Company will be required to comply with a minimum consolidated fixed charge coverage ratio. The credit agreement governing the New ABL Revolving Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to: incur indebtedness or guarantees; incur liens; make investments, loans and acquisitions; consolidate or merge; sell assets, including capital stock of the Company’s subsidiaries; pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock; alter the business the Company conducts; amend, prepay, redeem or purchase subordinated debt; engage in transactions with the Company’s affiliates; and enter into agreements limiting subsidiary dividends and distributions.

The credit agreement governing the New ABL Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the New ABL Revolving Credit Facility will be entitled to take various actions, including the acceleration of amounts due under the New ABL Revolving Credit Facility and all actions permitted to be taken by a secured creditor.

The foregoing description of the New ABL Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the credit agreement and the security agreement relating to the New ABL Revolving Credit Facility, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2012.

Intercreditor Agreement

In connection with the New Term Loan Facility and the New ABL Revolving Credit Facility, the Company, Prestige Brands and certain other subsidiaries of the Company entered into an intercreditor agreement (the “Intercreditor Agreement”), dated as of the Closing Date, with Citibank, N.A., as administrative agent for the New Term Loan Facility, and Citibank, N.A., as administrative agent for the New ABL Revolving Credit Facility.  The Intercreditor Agreement provides for the rights and obligations of the lenders under the New ABL Revolving Credit Facility and the lenders under the New Term Loan Facility with respect to the collateral securing the loans under such agreements.  The Intercreditor Agreement also specifies the time and method by which the various secured parties may enforce their security interests in the collateral.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2012.

Supply Agreement

The Supply Agreement relates to the manufacture and supply of certain products by GSK Healthcare to Medtech. Subject to certain early termination rights set forth in the Supply Agreement, GSK Healthcare shall supply Medtech with the products for the Nytol(R), Tagamet(R), Beano(R), Ecotrin(R), Sominex(R) and Phazyme(R) brands for a three year period and the products for the BC(R), Goody’s(R), Chap-et(R) and Stanback(R) brands for a four year period, in each case commencing on the Closing Date.

The Supply Agreement contains customary commercial supply terms and conditions, as well as establishing pricing for the products supplied thereunder, which pricing may be adjusted under certain circumstances as more particularly described in the Supply Agreement.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2012.

Item 1.02 Termination of a Material Definitive Agreement.

On January 31, 2012, in connection with its entry into the New Senior Secured Credit Facilities as disclosed in Item 1.01 of this Current Report on Form 8-K, Prestige Brands terminated the Credit Agreement, dated as of March 24, 2010 (as amended by that certain Increase Joinder dated November 1, 2010), among Prestige Brands, the Company, the Lenders and Issuers parties thereto, Bank of America, N.A., as administrative agent for the Lenders and the Issuers and collateral agent for the Secured Parties, and Deutsche Bank Securities Inc., as syndication agent (the “2010 Credit Agreement”). There were no material early termination penalties incurred as a result of the termination of the 2010 Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 31, 2012, the Company completed its previously announced acquisition of 15 over-the-counter (OTC) pharmaceutical brands sold in North America, including certain related contracts, trademarks and inventory (the “Assets”), from GlaxoSmithKline plc and certain of its affiliates (collectively, “GSK”) pursuant to the business sale and purchase agreement dated as of December 20, 2011 (the “Purchase Agreement”) by and among the Company and GSK. Among the brands acquired by the Company are the BC(R), Goody's(R), and Ecotrin(R) brands of pain relievers; Beano(R), Gaviscon(R), Phazyme(R), Tagamet(R) and Fiber Choice(R) GI brands; and the Sominex(R) sleep aid brand. A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 27, 2011, and is incorporated herein by reference as though it was fully set forth herein. The purchase price was $615 million in cash, subject to a post-closing inventory adjustment to be determined. The purchase price was funded by cash provided by the issuance of senior secured debt under the Company’s New Term Loan Facility and the issuance of the Notes, which is discussed further in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under “Indenture Governing the Notes”, “New Senior Secured Credit Facilities” and “Intercreditor Agreement” is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Security Agreement is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On January 31, 2012, the Company issued a press release announcing that it had completed the acquisition of the Assets and the financing necessary to complete the acquisition, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements of the business acquired from GSK will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The required pro forma financial information of the Company will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

See Exhibit Index immediately following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: February 2, 2012	By:	/s/ Eric S. Klee
Eric S. Klee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1

Business Sale and Purchase Agreement, dated December 20, 2011, between GlaxoSmithKline LLC, GlaxoSmithKline plc and certain of its affiliates described in Schedule 1 thereto and Prestige Brands Holdings, Inc. (filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Commission on December 27, 2011 and incorporated herein by reference).

99.1	Press Release of Prestige Brands Holdings, Inc. dated January 31, 2012.